EXHIBIT 32

CERTIFICATION

In connection with the quarterly report of Strongbow Resources Inc., (the “Company”) on Form 10-Q for the fiscal quarter ended May 31, 2012 as filed with the Securities Exchange Commission on the date hereof (the “Report”), we, Robert Martin, the Principal Executive Officer and Herbert Schmidt, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

STRONGBOW RESOURCES INC.

Date: July 16, 2012	/s/ Robert Martin
Robert Martin,
Principal Executive Officer

Date: July 16, 2012	/s/ Herbert Schmidt
Herbert Schmidt,
Principal Financial Officer